                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                 The Great Atlantic & Pacific Tea Company, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 The Great Atlantic & Pacific Tea Company, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                               TWO PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held July 12, 1994

                               ----------------

To the Stockholders of
 The Great Atlantic & Pacific Tea Company, Inc.

  Notice is Hereby Given that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. will be held at the Park Ridge Marriott, 300 Brae Blvd., Park Ridge, New Jersey 07656 on Tuesday, July 12, 1994 at 10:00 A.M. (E.D.T.) for the following purposes:

  1. To elect a Board of twelve directors to serve until the next annual meeting of stockholders and until the election and qualification of their successors;

  2. To elect independent auditors of the Company for the fiscal year ending February 25, 1995;

  3. To consider and act upon the proposed 1994 Stock Option Plan;

  4. To consider and act upon the the proposed 1994 Stock Option Plan for Non-Employee Directors; and

  5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed May 23, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment or adjournments thereof.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE STAMPED RETURN
ENVELOPE ENCLOSED FOR YOUR USE.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 26, 1994 accompanies this proxy statement.

                                          By order of the Board of Directors

                                              Peter R. Brooker
                                        Vice President and Secretary

Dated: May 26, 1994

   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO DO SO, PLEASE SIGN, DATE AND VOTE OR OTHERWISE INDICATE YOUR CHOICES WITH RESPECT TO THE MATTERS TO BE VOTED UPON ON THE
   ACCOMPANYING PROXY CARD AND MAIL IT AT ONCE IN THE ENCLOSED
   ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     Directions to the Park Ridge Marriott
                                 330 Brae Blvd.
                                 (201)-307-0800

  From the SOUTH, via the Garden State Parkway North to the last exit in New Jersey, Exit 172 North. From exit ramp turn right onto Grand Avenue to first right; make right onto Mercedes Drive; follow to end and make right; follow to traffic light and make left onto Brae Blvd. The hotel is on your left hand side.

  From the NORTH, via New York State Thruway, to Exit 14A onto the Garden State Parkway Extension. Take first exit "Chestnut Ridge". From ramp make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road; follow through second light (Grand Avenue) 6/10 mile to fourth (4th) right, Brae Blvd.; make right onto Brae Blvd. The hotel is approximately 1/4 mile on the right hand side.

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                               TWO PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                               ----------------

                                PROXY STATEMENT

                               ----------------

                     SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy is solicited by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 12, 1994. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally by regular employees of the Company, by telephone, or other means of communication at nominal cost. The Company will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with The New York Stock Exchange schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about May 26, 1994.

                               VOTING AT MEETING

  Only stockholders of record at the close of business on May 23, 1994 will be entitled to vote at the annual meeting. As of May 23, 1994, there were outstanding 38,220,333 shares of Common Stock (par value $1) of the Company, each of which is entitled to one vote. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

                           CERTAIN BENEFICIAL OWNERS

  As of May 2, 1994, the Company is informed that Tengelmann Warenhandelsgesellschaft (a partnership organized under the laws of the Federal Republic of Germany, hereinafter "Tengelmann"), which is a general retailer in Germany, controlled by Mr. Erivan Haub, owned beneficially and of record 20,555,000 shares of the Company's Common Stock (approximately 53.8% of outstanding shares). Mr. Haub also controls, among others, PLUS Warenhandelsgesellschaft mbH & Co. oHG and Kaiser's Kaffee-Geschaft AG, also general retailers in Germany, LOWA Warenhandel Gesellschaft mbH, a general retailer in Austria and Tenga Capital Corporation.

  The address of Tengelmann and Mr. Haub is c/o Tengelmann
Warenhandelsgesellschaft, Wissollstrasse 5-43, 45478 Mulheim/Ruhr, Germany.

  By letter dated February 11, 1994, Fidelity Investments, whose reported address is FMR Corp., 82 Devonshire Street, Boston, MA 20109-3614, informed the Company by copy of Schedule 13G that as of December 31, 1993 FMR Corp. beneficially owned 3,971,900 shares of the Company's Common Stock (representing 10.39% of the outstanding shares). FMR Corp. has sole voting power with respect to 248,906 shares and sole dispositive power with respect to 3,971,900 shares.

  Except as set forth above, at May 2, 1994 no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's Common Stock.

                             ELECTION OF DIRECTORS

  Twelve directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. Each nominee is a member of the present Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

                                    NOMINEES

ROSEMARIE BAUMEISTER

  EXECUTIVE VICE PRESIDENT AND HEAD OF THE PUBLIC RELATIONS DEPARTMENT OF TENGELMANN.

  Mrs. Baumeister, age 60, has been a member of the Company's Board of Directors since 1979. She is a member of the Compensation Policy Committee.

  Prior to assuming her present position, she has served in various executive capacities with Tengelmann.

  She is also a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann, and a member of the Advisory Board of Deutsche Bank.

FRED CORRADO

  VICE CHAIRMAN OF THE BOARD, CHIEF FINANCIAL OFFICER AND TREASURER.

  Mr. Corrado, age 54, was elected a director on December 4, 1990. He is a member of the Executive, Finance and Retirement Benefits Committees.

  During the past five years, Mr. Corrado also served as Executive Vice President of the Company.

CHRISTOPHER F. EDLEY

  PRESIDENT EMERITUS AND FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE UNITED NEGRO COLLEGE FUND, INC.

  Mr. Edley, age 66, has been a member of the Company's Board of Directors since 1981. He is Chairman of the Special Compensation Committee and a member of the Audit Review, Compensation Policy, Executive, and Retirement Benefits Committees.

  He served as President and Chief Executive Officer, United Negro College Funds, Inc. from 1973 until his retirement on January 1, 1991.

  He is also a director of The Allstate Corporation, AMR Corporation and The Student Loan Corporation.

CHRISTIAN WILHELM ERICH HAUB

  PRESIDENT AND CHIEF OPERATING OFFICER

  Mr. Haub, age 29, was elected President of the Company on December 7, 1993. He has served as a director since December 3, 1991. He is a member of the Finance Committee.

  During the past 5 years and prior to assuming his present position he served as Corporate Vice President and Assistant to the Executive Vice President, Development and Strategic Planning, and prior to joining the Company in 1991, Mr. Haub was a partner in the investment banking firm, Global Reach, to which he had come from the investment banking firm of Dillon Read & Co., Inc. in New York City. Prior thereto, in 1989 he received his MBA from the University of Economics in Vienna, Austria and between 1985 and 1989 he was a member of the Supervisory Board of LOWA Warenhandel Gesellschaft mbH, an affiliate of Tengelmann.

  He is also a partner and a member of the management executive committee of Tengelmann and a son of Erivan and Helga Haub.

HELGA HAUB

  Mrs. Haub, age 59, has been a member of the Company's Board of Directors since 1979. She is a member of the Executive and the Finance Committees.

  She is also a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann, and a consultant to Tengelmann. Mrs. Haub is the wife of Mr. Erivan Haub and mother of Mr. Christian Haub and has an interest in Tenga Capital Corporation.

BARBARA BARNES HAUPTFUHRER

  Mrs. Hauptfuhrer, age 65, has been a member of the Company's Board of Directors since 1975. She is Chairman of the Retirement Benefits Committee and a member of the Audit Review, Executive and Finance Committees.

  She is also a director of The Vanguard Group of Investment Companies and each of its mutual funds, Knight-Ridder, Inc., The Massachusetts Mutual Life Insurance Company, Alco Standard Corporation and the Raytheon Company. She is also a Trustee Emeritus of Wellesley College.

PAUL C. NAGEL, JR.

  Mr. Nagel, age 71, has been a member of the Company's Board of Directors since 1979. He is Chairman of the Audit Review Committee and a member of the Executive and Finance Committees.

  He was employed by Household Finance Corp., a diversified financial company, from 1962 until his retirement in January, 1976, at which time he was Vice Chairman of the Board of Directors and Chief Financial Officer.

  He is also Chairman of the Trustees of Institutional Liquid Assets, and Goldman Sachs Trust Co., both Massachusetts business trusts, Goldman Sachs Equity Portfolios, a Maryland corporation, and Paragon Portfolio Trust, an open-end management investment company. He is also a director of United Conveyor Corp.

ECKART C. SIESS

  Mr. Siess, age 57, has been a member of the Company's Board of Directors since 1980. He is a member of the Retirement Benefits Committee.

  During the past 5 years, and prior to his retirement on October 24, 1991, Mr. Siess served most recently as International Liaison Officer of the Company, and Vice Chairman of the Board--Real Estate and Legal Services.

FRITZ TEELEN

  CHIEF OPERATING OFFICER OF TENGELMANN

  Mr. Teelen, age 58, has been a member of the Company's Board of Directors since 1979. He is a member of the Finance Committee.

  Prior to assuming his present position, he has served in various executive capacities with the Company and with Tengelmann, most recently serving as President of PLUS Warenhandelsgesellschaft mbH & Co. oHG.

  He is also a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, and the Supervisory Board of Herman's BV, both affiliates of Tengelmann, and a member of the Administrative Board of Superal.

HENRY W. VAN BAALEN

  BUSINESS CONSULTANT.

  Mr. Van Baalen, age 75, has been a member of the Company's Board of Directors since 1979. He is Chairman of the Compensation Policy Committee.

  He was Vice President, Planning and Development of Household Finance Corp. when he retired in 1975. Thereafter, he was successively President and Chief Operating Officer of Aristar, Inc., a finance company and home furnishings chain, President of Galco Wood Products, Inc., a wholesaler and retailer of building supplies, and a consultant to Tengelmann. He is now a consultant to companies in the building materials and realty development fields.

  He is also president and/or director of various private companies.

ROBERT L. "SAM" WETZEL

  PRESIDENT AND CHIEF EXECUTIVE OFFICER OF WETZEL INTERNATIONAL, INC.

  Mr. Wetzel, age 63, was elected a director effective May 21, 1991. He is Chairman of the Finance Committee and a member of the Audit Review, Retirement Benefits Committee and Special Compensation Committees.

  He has been President and Chief Executive Officer of Wetzel International, Inc., a management consulting firm specializing in international marketing and joint ventures in the aerospace, defense and commercial industries based in Columbus, Georgia, since his retirement as a Lieutenant General in June 1986 from his position as Commanding General V (U.S.) Corps, Frankfurt, Germany.

  He is also an advisory director of Columbus Bank & Trust Company, Columbus, Georgia, a subsidiary of Synovus Financial Corporation.

JAMES WOOD

  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.

  Mr. Wood, age 64, was elected Chairman of the Board of Directors and Chief Executive Officer in 1980. He is Chairman of the Executive Committee and is an ex officio member of the Finance and Retirement Benefits Committees.

  From 1988 to 1993 and at other times since 1980 he also served as President of the Company.

  He is a director of ASARCO Incorporated, and Schering-Plough Corporation. He is also on the boards of the Food Marketing Institute, the United States Committee for UNICEF, and World USO.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 2, 1994, by each director and nominee, each named executive officer and by all directors and executive officers as a group:

                                              SHARES      STOCK
                                           BENEFICIALLY  OPTION           % OF
                                              OWNED     SHARES(1)  TOTAL  CLASS
                                           ------------ --------- ------- -----
Rosemarie Baumeister (2)..................     2,800        2000    4,800    *
Fred Corrado..............................       200          --      200    *
Christopher F. Edley......................     1,100        2000    3,100    *
George Graham.............................     5,000          --    5,000    *
Christian Haub (2)........................       200      15,000   15,200    *
Helga Haub (2)............................     2,800        2000    4,800    *
Barbara B. Hauptfuhrer (3)................     1,300        2000    3,300    *
Michael J. Larkin.........................       100          --      100    *
Paul C. Nagel, Jr.(3).....................     2,800        2000    4,800    *
Peter J. O'Gorman.........................     3,850          --    3,850    *
Eckart C. Siess (4).......................     9,590        2000   11,590    *
Fritz Teelen (2)..........................     3,300        2000    5,300    *
Henry W. Van Baalen.......................     1,800        2000    3,800    *
Robert L. "Sam" Wetzel....................       500        2000    2,500    *
James Wood................................    11,321     700,000  711,321  1.9
All directors and executive officers as a
 group (20 persons).......................    49,461     733,000  782,461  2.0

- - --------
*  Less than 1%

(1) The amounts shown include all options granted under Company plans regardless of whether exercisable within 60 days. The shares held by non-employee directors are subject to shareholder approval of the new directors plan, discussed infra.

(2) The association of Mmes. Baumeister and Haub, and Messrs. Haub and Teelen with Tengelmann and Mr. Erivan Haub is set forth herein under "Nominees". Mr. Christian Haub disclaims investment and voting power over the shares owned by Tengelmann and they are excluded herein. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. E. Haub and the organizations which he controls and same are not included herein.

(3) Mrs. Hauptfuhrer and Mr. Nagel disclaim beneficial ownership over any shares held by any funds or trusts of the companies of which she/he also serves as a director and any such shares are not included herein.

(4) The amounts shown include total equivalent shares attributed under the Company's Employees' Thrift Plan as of April 1, 1994 as furnished by the Plan Trustee; Plan participants hold voting rights in connection with such shares.

  All filings required for compliance with Section 16(b) of the Securities Exchange Act during the last fiscal year were made except as hereafter set forth. A Form 4 was sent to the Securities and Exchange Commission by Federal Express on August 12, 1993 to report a July 1993 transaction by P. O'Gorman. Form 5's, solely to report the change in share equivalents under the Company's Thrift Plan, were due from the two reporting officer participants, Messrs. Rourke and Siess, by April 12, 1994; they were prepared and filed immediately upon receipt of the information from the trustee and were received by the Securities and Exchange Commission on April 14, 1994.

                  BOARD MEETINGS, COMMITTEES AND COMPENSATION

  During the last fiscal year the Board of Directors held 6 meetings and committees thereof held 11 meetings. The Audit Review Committee and the Compensation Policy Committee each held 3 meetings and the Special Compensation Committee held 1 meeting. Such Committees are composed of non-employee directors. The Audit Review Committee reviews annual financial statements prior to submission to the Board and reports thereon; at its discretion, examines and considers matters relating to the internal and external audit of the Company's accounts and financial affairs; recommends the employment of outside accountants and their compensation; and, as appropriate, meets with Company personnel in performance of its functions. Since the creation of the Special Compensation Committee on December 7, 1993, the Compensation Policy Committee approves salaries and salary increases and benefits for other than the five most highly compensated executive officers, where the base annual compensation is at least $150,000, and approves and interprets incentive plans. The Special Compensation Committee has assumed responsibility for approving the compensation for the five most highly compensated executive officers and serving as the committee to administer the employee stock option plan. There is no standing Nominating Committee. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

  Directors who are neither officers nor employees of the Company are each paid fees consisting of an annual retainer of $24,000 plus an attendance fee of $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two compensable meetings are held on the same day the fee for the second meeting is limited to $500. The Chairman of each Committee, except the Executive Committee, is paid an additional $10,000 per year. Upon approval by the shareholders of a stock option plan discussed infra, non-employee directors will participate in the plan and options conditionally granted to such directors earlier will be confirmed. Upon retirement from the Board, directors are entitled to an annual retirement benefit after serving 5 years and attaining age 70 equal to the highest annual retainer paid during their tenure (currently $24,000) for a period equal to their years of service up to 15 years. Directors who are also officers of the Company are not eligible for directors' fees or directors' retirement benefits.

  During the last fiscal year, Mr. Nagel served as a consultant to the Board and was paid $60,000 for such service. Mr. Siess' 3-year Consulting Agreement which provides for a $100,000 annual fee and life insurance at a face value of $1 million will expire October 24, 1994.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

  Tenga Capital Corporation, which is owned by Erivan and Helga Haub, owns property in Windsor, Ontario, Canada on which a sub-subsidiary of the Company, A&P Properties Limited, has leased a store since 1983. The lease has an initial 20-year term that expires October 31, 2003, with four 5-year renewal options, and a base annual rental which increased in the eleventh year to CN$467,603, with percentage rents subject to specified caps.

  The Company is a party to agreements granting Tengelmann and its affiliates the exclusive right to use the "A&P" trademark in Germany and other European countries. The Company also is a party to agreements pursuant to which it purchased from Wilh. Schmitz-Scholl ("Wissoll"), which is an affiliate of Tengelmann, over $589,753 worth of Black Forest label candy.

  At Tengelmann's request the Company secured and owns a jet aircraft which Tengelmann leases under a full cost reimbursement lease. During fiscal 1993 Tengelmann was obligated to reimburse the Company an average monthly cost of $165,000. Under the terms of said lease, the Company may charter the aircraft for its use at a below market charter rate.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three fiscal years to or for the account of the Chief Executive Officer and the other four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                         ANNUAL COMPENSATION            COMPENSATION AWARDS
                                -------------------------------------- ---------------------
                                                                                                ALL OTHER
        PRINCIPAL                SALARY     BONUS      OTHER ANNUAL    SECURITIES UNDERLYING
COMPENSATION/2/
         POSITION          YEAR    ($)       ($)    COMPENSATION/1/($)   OPTIONS/SAR'S (#)         ($)
        ---------          ---- --------- --------- ------------------ --------------------- ---------------
 James Wood/3/             1993 1,120,192    65,610       18,325              200,000            108,577
  Chairman,                1992 1,090,154    28,250       21,880                                 108,297
  Chief Executive          1991 1,049,154 1,239,640                                                   --
  Officer
 Fred Corrado              1993   425,769    31,250                            40,000             36,318
  Vice Chairman,           1992   408,231    31,250                                               36,132
  Chief Financial          1991   391,750    50,000                                                   --
  Officer and Treasurer
 George Graham             1993   325,000    31,250                            22,500             17,345
  Senior Vice              1992   313,923    31,250                                               17,159
  President, Chief         1991   306,365    62,500                                                   --
  Merchandising Officer
 Michael J. Larkin/3/      1993   352,000    37,500                            30,000             19,091
  Executive Vice-Presi-
   dent,                   1992   339,692    37,500                                               18,905
  Operations               1991   331,846    75,000                                                   --
 Peter J. O'Gorman         1993   325,000    31,250                            30,000             20,171
  Executive Vice-Presi-
   dent                    1992   313,923    31,250                                               18,932
  Development & Strategic
   Planning                1991   307,904    62,500                                                   --

- - --------
/1/ Represents income in 1993 of $9,643 and in 1992, of $16,378 on the Trust and reimbursement of taxes in 1993 of $8,682 and in 1992 of $5,502 for the respective prior year's taxes thereon as described under the heading "Employment and Termination Agreements" infra.

/2/ Consists of, respectively, Company contributions to the Retirement/Savings
 Plan and the cost for insurance: Mr. Wood, for 1993 ($9,434 and $99,143) and for 1992 ($9,154 and $99,143); Mr. Corrado, for 1993 ($16,289 and $20,029)
 and for 1992 ($16,103 and $20,029); Mr. Graham, for 1993 ($16,289 and $1,056)
 and for 1992 ($16,103 and $1,056); Mr. Larkin, for 1993 ($16,289 and $2,802)
 and for 1992 ($16,103 and $2,802); and Mr. O'Gorman, for 1993 ($16,289 and
 $3,882) and for 1992 ($16,103 and $2,829).

/3/ Until December 7, 1993, Mr. Wood also served as President and Mr. Larkin also served as Chief Operating Officer.

EMPLOYMENT AND TERMINATION AGREEMENTS

  Mr. Wood's employment contract, with an extended expiration date of April 30, 1998, provides for a minimum base annual salary of $875,000, regular Company benefits applicable to his position, life insurance equal in face value to three times his base annual salary and the grant of various options under the Company's

Stock Option Plans. He is also entitled to receive an annual bonus equal to 1% of the Company's pre-tax profit reduced by any bonuses awarded for that year under the Company's management incentive plan. Bonus payments are included in the Summary Compensation Table. He is also entitled to a pension computed at 65% of his final average compensation (base salary plus bonus credited under the management incentive plan), reduced by the pension payable to him under any other retirement plan, including Social Security, and adjusted by a cost of living factor; the pension includes a surviving spouse's benefit. Upon a change in his duties or involuntary termination by the Company other than for disability or cause, Mr. Wood or his beneficiary is entitled to receive his then base salary for the longer of the remaining contract term, or 3 years, and to receive his pension. Termination for disability would result in payment of his then salary for a period of two years. Upon his voluntary termination or termination for cause, no further remuneration payments would be due him except pension benefits. His pension is fully vested, and funded through a Trust Agreement dated December 29, 1988. The Trust is obligated to distribute to him an amount equal to his tax liability incurred in connection with the Trust. The Trust is irrevocable for the duration of the pension obligations with any residual monies reverting to the Company. The Company is responsible for the trustee's commissions, fees, charges and expenses, and additional contributions to fund the Trust's obligations, and indemnifies the trustee. By a separate, successor Phantom Stock Agreement dated December 1, 1988 between Tengelmann and Mr. Wood, as amended February 3, 1994, Tengelmann continued its grant to him of 1,794,593 phantom stock units ("Units"), each equivalent to one share of Common Stock of the Company. These Units are fully vested. Tengelmann will pay Mr. Wood an amount equal to the number of Units Mr. Wood holds times the difference between $44.758 and the higher value of the Company's Common Stock, on April 30, 2000, or his earlier election. All payments under the Phantom Stock Agreement are payable by Tengelmann, without expense to the Company.

  Messrs. Corrado, Graham, Larkin and O'Gorman are parties to 5-year employment contracts with the Company which expire July 10, 1994. These contracts generally provide a minimum base annual salary of $285,000, $180,000, $180,000 and $200,000, respectively, eligibility for normal Company benefits and incentive compensation to include 25,000 phantom shares of stock ("Units") at a base value of $50 per share exercisable at the Closing Price (as defined in the agreement) at the end of the term, or upon earlier death or disability and provided no payment is due in the event of termination for cause or voluntary resignation. Mr. Corrado's contract further provides immediate vesting in his benefit under SERP, discussed infra, life insurance equal in face value to three times his base annual salary and upon the contract's expiration or his termination without cause, salary and benefits continuance for 18 months or through the contract's term if longer. Messrs. Larkin's, Graham's and O'Gorman's contracts also provide for compensation continuance for twelve months in the event of death.

STOCK OPTION/SAR GRANTS AND EXERCISES

  No stock options or stock appreciation rights ("SARs") were exercised during the last fiscal year by the named executive officers. The following tables set forth information with respect to stock options/SARs granted to or held by the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                       ---------------------------------------------
                        NUMBER OF
                        SECURITIES   % OF TOTAL
                        UNDERLYING  OPTIONS/SARS EXERCISE            GRANT DATE
                       OPTIONS/SARS  GRANTED TO  OF BASE              PRESENT
                         GRANTED    EMPLOYEES IN  PRICE   EXPIRATION   VALUE
         NAME            (#)(/1/)     FY(/2/)     ($/SH)     DATE     ($)(/3/)
         ----          ------------ ------------ -------- ---------- ----------
James Wood............   200,000        15.7%    $24.750   01/18/04  $1,518,000
Fred Corrado..........    10,000         0.8%    $23.375   03/23/03      71,100
                          30,000         2.4%    $24.750   01/18/04     227,700
George Graham.........     7,500         0.6%    $23.375   03/23/03      53,325
                          15,000         1.2%    $24.750   01/18/04     113,850
Mike Larkin...........    10,000         0.8%    $23.375   03/23/03      71,100
                          20,000         1.6%    $24.750   01/18/04     151,800
Peter O'Gorman........    10,000         0.8%    $23.375   03/23/03      71,100
                          20,000         1.6%    $24.750   01/18/04     151,800

- - --------
/1/ With the exception of the options granted to Mr. Wood, which are immediately exercisable, the options vest in 25% increments commencing on the first anniversary of the grant. All grants have a ten year term.

/2/ Based on total grants during the year of 1,270,000 shares.

/3/ These values were calculated using the Black-Scholes option pricing model.
  The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not generally true for the Company's options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the market value of the Company's stock at a future date. In addition to the stock prices at time of grants and the exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted on March 23, 1993 and January 18, 1994, respectively: expected dividend yield (3.37 percent and 3.23 percent), expected stock price volatility (.27 for both grants based on the Bloomburg historical price volatility calculation), and risk-free rate of return (6.2 percent and 6 percent). If the named officers realize the grant date values shown in the table, such values will be less than one percent of the total shareholder appreciation.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                               UNDERLYING               IN-THE MONEY
                                             OPTIONS/SARS AT            OPTIONS/SARS
                                                FY-END(#)               AT FY-END($)
                                        ------------------------- -------------------------
                     SHARES
                   ACQUIRED ON  VALUE
      NAME          EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE
UNEXERCISABLE
      ----         ----------- -------- ----------- ------------- ----------- -------------
                       (#)       ($)        (#)          (#)          ($)          ($)
James Wood            None        $0      700,000           0      $200,000      $     0
Fred Corrado          None         0       15,000      42,500             0       53,750
George Graham         None         0       17,500      25,000             0       32,813
Michael J. Larkin     None         0       25,500      32,500             0       43,750
Peter J. O'Gorman     None         0       12,500      32,500             0       43,750

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
                  --------------------------------------------
   REMUNERATION      15       20       25       30       35
   ------------   -------- -------- -------- -------- --------
   $300,000       $112,500 $135,000 $135,000 $135,000 $135,000
    350,000        131,250  157,500  157,500  157,500  157,500
    400,000        150,000  180,000  180,000  180,000  180,000
    450,000        168,750  202,500  202,500  202,500  202,500
    500,000        187,500  225,000  225,000  225,000  225,000
    550,000        206,250  247,500  247,500  247,500  247,500

  The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average renumeration and years-of-service classifications under the Supplemental Executive Retirement Plan ("SERP") except that such benefits do not reflect the requisite reduction for any Social Security, Retirement Plan or Retirement/Savings Plan benefits. SERP is an unfunded defined benefit final average pay plan that covers the named executives, excluding Messrs. Wood and Graham. Mr. Wood's entitlement to a pension benefit is provided in his Employment Agreement which is described supra under the heading "Employment and Termination Agreements". While he declined his 1993 management bonus payment, his 1993 target bonus will be credited for pension computation purposes. Had Mr. Wood retired at the end of fiscal year 1993, his estimated unreduced annual pension benefit would have been $996,225. Mr. Graham participated in the Company's former defined benefit plan and has an annuity therefrom which will provide an annual benefit of $5,886 at age 65.

  The compensation covered by SERP is base salary, i.e., essentially the "Salary" reflected in the Summary Compensation Table computed as an average of such base salary over the highest compensated five years of employment during the last 10 years. The benefit is computed at the rate of 3% for each year up to 10 years' service, plus 1 1/2% of such compensation for up to 10 additional years of service with a maximum benefit equal to 45% of such average base salary. Estimated or actual credited years of service at retirement for each participating named executive officers are: Mr. Corrado, 18 years; Mr. Larkin, 20 years; and Mr. O'Gorman, 20 years.

                               PERFORMANCE GRAPHS

  The following performance graph compares the five-year cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock to the Standard & Poor's 500 Index and a peer group of companies in the retail grocery industry comprised of the following six companies: American Stores Company, The Great Atlantic & Pacific Tea Company, Inc, Bruno's, Inc., The Kroger Co., Safeway Inc. and Giant Food, Inc. The performance graph assumes $100 is invested in the Company's Common Stock, the Standard & Poor's 500 Index and a composite index for the peer companies on February 24, 1989, and that dividends paid during the period were reinvested to purchase additional shares. The peer group consists of significant unionized food retailers operating in the eastern/southeastern United States or, in the case of Safeway Inc., a significant unionized food retailer with substantial operations in Canada.

                         [GRAPH APPEARS HERE]


  In addition, the Company presents below a twelve-year chart under the same reinvestment criteria, which in the opinion of the Company more accurately represents the performance of the Company during the implementation of its revitalization strategy which was adopted in the 1981 fiscal year. At the end of fiscal 1993 (February, 1994) the Company's performance equaled the Standard & Poor's 500.

                         [GRAPH APPEARS HERE]

     REPORT OF THE COMPENSATION POLICY AND SPECIAL COMPENSATION COMMITTEES

  The Company has established two compensation committees: (1) the Special Compensation Committee established December 7, 1993, which approves the compensation of the five most highly compensated officers and acts as the Company's Stock Option Plan Committee and (2) the Compensation Policy Committee which approves the compensation of all other executive officers and other key employees and which, prior to December 7, 1993, approved the compensation of all executive officers and acted as the Company's Stock Option Plan Committee.

PRINCIPLES AND PROGRAM

  The Company's executive compensation program includes the following policy objectives:

    Compensation must be sufficient to attract and retain talented executives.

    Incentives are included in the executive compensation package based upon criteria which also enhance shareholder value.

    Improvements in compensation should bear a relationship to the Company's improvement in performance.

  To meet these objectives the program has salary, incentive and equity elements. The Committees consider each of these elements, setting salary and bonus levels that reflect the above-described objectives and awarding stock appreciation rights or stock options to provide an equity-based compensation element.

SALARIES

  The Special Compensation Committee and the Compensation Policy Committee employ several criteria in fixing the salaries of the executive officers (including the five most highly compensated officers). These criteria are the responsibility of the position, the officer's performance, the Company's financial performance and the business and economic climate in which the Company operated. Executive officers with responsibility for a business unit are also evaluated on the basis of the unit's performance. Additional criteria such as success in achieving desired business goals are also utilized in determining the appropriate salary for an officer.

  The Compensation Policy Committee and the Special Compensation Committee review with the Chief Executive Officer his ratings of the performance of the other executive officers. In addition, the Compensation Policy Committee reviews the salaries to be awarded to the remainder of the approximately 40 most highly compensated corporate executives.

ANNUAL INCENTIVE PLAN

  The Company has an annual management incentive plan, first established in 1982, which, on a corporate basis provides for bonus awards ranging up to approximately 40% of base salary, depending upon the attainment of overall corporate sales and profit goals (in the case of executive officers only profit goals). The determination of the bonus awards to individuals under the Plan is based upon the following factors: percentage of base salary previously awarded to the individual, ability of the individual to make a direct contribution to the financial performance of the Company and the responsibility of the position held by the individual. The profit goals for executive officers were established by the Compensation Policy Committee for 1993 and by the Special Compensation Committee for 1994. In setting the goals the Committees take into account the performance of the Company relative to the performance of comparable companies and relative to the competitive and economic environment in which the Company operates. For 1994, following the Special Compensation Committee's setting of overall profit goals, the Board decided that 75% of the management incentive bonus should be determined by attainment of the profit goals and 25% of such bonus by attainment of goals set by management. If established goals are exceeded, a bonus is computed on the excess, but is deferred and not payable unless (a) a subsequent bonus is less than 100% of bonus target, whereupon the deferred bonus is payable to the extent of the deficiency, or (b) a participant retires or suffers permanent disability. In consideration of the difficult recessionary environment in which the Company's executives operated in the 1993 fiscal year and the challenges arising out of the Canadian strike and the Big

Star (Atlanta) acquisition, and notwithstanding that the established goals were not met, the Board adopted a minimum corporate management incentive bonus equal to 25% of bonus target for 1993. Mr. Wood elected to relinquish his management incentive bonus.

EQUITY BASED COMPENSATION

  The Company's 1984 Stock Option Plan as amended, which was adopted with shareholder approval, authorized grants through February 1, 1994 of up to 3,000,000 shares for stock options and tandem or independent SARs. In the 1993 fiscal year 322,500 options/SARs were awarded by the Committees to the five most highly compensated officers as set forth in the Option/SAR Grant Table supra. The proposed 1994 Stock Option Plan is discussed infra.

  In making the grants to the five most highly compensated officers, the Committee considered the importance of these five officers to the Corporation's overall financial success together with the number of options previously granted to each of the executives. In the case of Mr. Wood, the Chief Executive Officer, the Committee additionally considered Mr. Wood's standing in the grocery industry, his leadership qualities and the Committee's desire to motivate him to achieve the long term strategic goals of the Corporation. Mr. Wood's award was also made in the context of his agreement to enter into a three (3) year extension, to April 30, 1998, of his employment agreement.

DISCUSSION OF FISCAL 1993 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  The Compensation Policy Committee (and since December 7, 1993, the Special Compensation Committee) recommends the compensation level of the Chairman and Chief Executive Officer, taking into account all of the factors described in this report. The compensation of Mr. Wood for the last fiscal year was determined predominantly by the terms of his 1988 Employment Agreement under which Mr. Wood was to receive base compensation of at least $875,000, and an annual salary review. Accordingly, Mr. Wood's 1993 annual salary rate of $1,160,500 reflects salary increases granted in 1989, 1990, 1992 and October 1993, when the Committee granted Mr. Wood a salary rate increase equivalent to 3.86% per annum from the date of his last salary increase. In addition, Mr. Wood's contract provides a bonus equal to 1% of pre-tax profit, reduced by any bonus under the company's management incentive program. Mr. Wood received a 1% of pre-tax profit bonus in the amount of $65,610, but elected not to receive any management incentive bonus under the specially adjusted target threshold discussed supra.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated officers for fiscal year 1994 and thereafter. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance based compensation meeting certain requirements. Largely because of the absence of final regulations there is some uncertainty whether the Chief Executive Officer's salary and bonus will be fully deductible in respect of the 1994 fiscal year; however, the salary and bonuses of each of the four other most highly compensated officers for the 1994 fiscal year are expected to be less than $1,000,000 and the compensation payable to such officers therefore should be fully deductible. Moreover, the Company's 1994 Stock Option Plan has been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

                                          SPECIAL COMPENSATION COMMITTEE
                                          Christopher F. Edley, Chairman
                                          Robert L. "Sam" Wetzel

                                          COMPENSATION POLICY COMMITTEE
                                          Henry Van Baalen, Chairman
                                          Rosemarie Baumeister
                                          Christopher F. Edley

                   PROPOSAL TO APPROVE 1994 STOCK OPTION PLAN

  The Company's 1984 Stock Option Plan expired by its terms on February 1, 1994. The Board of Directors adopted the 1994 Stock Option Plan (the "Stock Plan") at its regular meeting on March 18, 1994, subject to the approval of the shareholders of the Company. Accordingly, the following resolution will be presented for a vote of the shareholders at the Annual Meeting and the Board recommends that it be approved:

    "RESOLVED that the adoption by the Board of Directors of the 1994 Stock Option Plan effective on March 18, 1994 is hereby approved, ratified and confirmed."

  The Board of Directors and management believe that the 1994 Stock Option Plan will help attract and retain key employees and promote long-term growth and profitability by further aligning employee and shareowner interests. The affirmative vote of a majority of the shares voting on this resolution is required for its adoption.

  A summary of the principal features of the Stock Plan is provided below, but is qualified in its entirety by reference to the full text of the Stock Plan which is attached to this proxy statement as Exhibit A. The provisions of the Stock Plan are generally similar to the provisions of the 1984 and the 1975 Stock Option Plans.

  The Stock Plan provides for awards in the form of stock options or SARs, or any combination thereof. To date, no awards have been made under the Stock Plan. The total number of shares of Common Stock available for issuance under the Stock Plan is 1,500,000, subject to anti-dilution provisions. Shares will be either authorized but unissued shares or Treasury Shares or shares acquired by the Company in the open market. If any options or SARs granted under the Stock Plan are forfeited, or if options or SARs terminate for any other reason prior to exercise, then the underlying shares of Common Stock again become available for awards.

  The Stock Plan is administered by a Committee of two or more directors not eligible to participate in the Stock Plan ("Committee"). The Committee selects the employees of the Company or any subsidiary who will receive awards, determines the size of the awards (limited for options and SARs to awards covering not more than 500,000 shares of Common Stock to a single employee over the term of the Stock Plan) and establishes vesting and other conditions. Only employees of the Company (or any subsidiary of the Company) are eligible to participate in the Stock Plan. As of March 18, 1994, there were approximately 1000 employees of the Company and its subsidiaries eligible for selection to receive awards under the Stock Plan.

  Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of either an NSO or an ISO cannot exceed 10 years, and the exercise price of either form of option must be equal to or greater than the fair market value of the Common Stock on the effective date of grant.

  NSO grants are governed by Section 83 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by a participant upon the grant of an NSO. Under current tax law, if a participant exercises an NSO, he or she will be taxed on the difference between the fair market value of the Common Stock on the exercise date and the option exercise price. The Company will be entitled to a corresponding deduction on its income tax return upon the exercise of an NSO.

  ISO grants are governed by Section 422 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by a participant upon the grant or upon the exercise of an ISO. Under current tax law, the participant will be taxed upon disposition of the stock on the difference between the exercise price and the amount received on disposition of the stock. The length of time the participant holds the stock after exercise of an ISO determines whether the income is taxed as capital gains income or part compensation income and part capital gains income. The Company will not be entitled to a corresponding deduction on its income tax return except to the extent the participant recognizes compensation income.

  SARs entitle the participant to receive any appreciation in the value of the underlying stock from the Company, either in shares of Common Stock or in cash or a combination of the two, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of a SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. SARs may, but need not, be granted in conjunction with options. Upon exercise of a SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Upon exercise of an SAR which is independent of any option, the number of shares referenced in the SAR grant will no longer be available for awards.

  As noted above, the Committee determines the number of options and SARs to be included in the award, as well as the vesting and other conditions. Vesting may be accelerated in the event of the employee's death, disability or retirement, in the event of a change in control with respect to the Company, or upon other events.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF
THE
1994 STOCK OPTION PLAN.

                              PROPOSAL TO APPROVE
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  The Company proposes approval of the 1994 Stock Option Plan for Non-Employee Directors ("Directors Plan"). The Board of Directors adopted the Directors Plan at its regular meeting on March 18, 1994, subject to the approval of the shareholders of the Company. Accordingly, the following resolution will be presented for a vote of the shareholders at the Annual Meeting and the Board recommends that it be approved:

    "RESOLVED that the adoption by the Board of Directors of the 1994 Stock Option Plan for Non-Employee Directors effective on March 18, 1994 is hereby approved, ratified and confirmed."

  The Board of Directors and management believe that the Directors Plan will help attract and retain knowledgeable non-employee directors and to provide an incentive for such persons to hold and to increase their proprietary interests in the Company. The affirmative vote of a majority of the shares voting on this resolution is required for its adoption.

  A summary of the essential features of the Directors Plan is provided below, but is qualified in its entirety by reference to the full text of the Directors Plan which is attached to this proxy statement as Exhibit B.

  The Directors Plan authorizes the grant of options for up to 100,000 shares of the Company's Common Stock, subject to anti-dilution provisions. Shares will be either authorized but unissued shares or shares subsequently acquired by the Company. Any unexercised shares following a termination or expiration of an option shall be available for grant under the Directors Plan.

  Each member of the Board of Directors who is not an employee of the Company or its subsidiaries ("Eligible Director") received an initial grant of an option to purchase 2,000 shares ("NSO's" as described in respect of the Stock Plan supra) subject to shareholder approval, as herein described. An initial grant of an option to purchase 2,000 shares also will be made to each additional Eligible Director who becomes such on or after July 12, 1994. Each Eligible Director also will receive an annual grant under the Plan of an option to purchase 200 shares. These grants are made automatically the day after each regular Annual Meeting of stockholders. The exercise price of each option under the Directors Plan will be equal to the market value of the Common Stock on the date of grant. The options expire ten years after the date of grant, but will terminate earlier in the following events: (i) twelve months after the director's death while in office (or death within twelve months after cessation of service) or (ii) twelve months after the termination of the director's service for any other reason, except removal for cause, whereupon the options will terminate immediately. One-third of the shares in a grant vest on the date of each successive Annual Meeting after the date of grant.

  The following table sets forth the initial grants to Eligible Directors on March 18, 1994:

                                                          STOCK OPTIONS EXERCISE
      DIRECTOR                                            NO. OF SHARES  PRICE
      --------                                            ------------- --------
      Rosemarie Baumeister...............................     2,000      $26.50
      Christopher Edley..................................     2,000      $26.50
      Helga Haub.........................................     2,000      $26.50
      Barbara Hauptfuhrer................................     2,000      $26.50
      Paul Nagel.........................................     2,000      $26.50
      Eckart Siess.......................................     2,000      $26.50
      Fritz Teelen.......................................     2,000      $26.50
      Henry Van Baalen...................................     2,000      $26.50
      Robert L. "Sam" Wetzel.............................     2,000      $26.50
                                                             ------
      All non-employee directors.........................    18,000

  The intent of the Directors Plan is to comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act and that its participants remain disinterested persons for purposes of (i) administering other employee benefits plans of the Company and (ii) having such other plans be exempt from Section 16(b) of the Securities Exchange Act. Therefore, if any Directors Plan provision is later found not to be in compliance with Rule 16b-3 or if any Directors Plan provision would disqualify its participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Directors Plan shall be construed in favor of its meeting the requirements of rule 16b-3.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF
THE
1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                              ELECTION OF AUDITORS

  In keeping with the Company's historic custom and practice, independent auditors are to be elected at the meeting. Pursuant to the recommendation of the Audit Review Committee and Board of Directors, the persons named in the accompanying proxy intend to vote, unless otherwise instructed, for Deloitte & Touche, who have audited the accounts of the Company for the past thirty-eight fiscal years. A representative of that firm is expected to be present at the meeting to respond to appropriate questions and make such statements as he may desire. Should the firm not receive a majority vote, the Board of Directors will reconsider its selection of independent auditors.

                             STOCKHOLDER PROPOSALS

  The Company will consider including a stockholder's proposal for action at the 1995 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with that meeting if such proposal is received at the principal office of the Company no later than January 26, 1995.

                                 OTHER MATTERS

  No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the meeting, but should any other matters requiring a vote of stockholders arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director or the nominee for independent auditors shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

                                          By Order of the Board of Directors

                                               Peter R. Brooker
                                            Vice President and Secretary

Dated: May 26, 1994

  EACH PERSON SOLICITED BY THIS PROXY STATEMENT, INCLUDING ANY PERSON WHO ON MAY 23, 1994 IS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK, MAY REQUEST A
COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO.

  SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY
AT
ITS ADDRESS AFORESAID.

                                                                       EXHIBIT A

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                             1994 STOCK OPTION PLAN

  1. Purpose of the Plan. This Plan is intended to provide a method whereby key employees of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and its subsidiaries who are largely responsible for the management, growth and protection of the business, and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire a larger stock ownership in the Company, thus increasing their proprietary interest in the business, providing them with greater incentive, encouraging their continuance in the service and promoting the interests of the Company and all its shareholders. Accordingly, the Company will, from time to time during the effective period of this Plan, grant to such employees as may be selected in the manner provided below, options to purchase shares of Common Stock, Par Value $1, of the Company and stock appreciation rights subject to the conditions specified in this Plan.

  2. Administration of the Plan. The Plan will be administered by a Committee of at least two directors of the Company who shall be selected from time to time by the Board of Directors of the Company (the "Committee"), provided that the Committee shall not include any individual who is not both (a) a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission and (b) an "outside director" within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended (the "Code"). A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.

  Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion (a) to determine the employees to be granted options and stock appreciation rights ("SARs") and, in the case of each option granted, to determine whether the same shall be an incentive stock option ("ISO") pursuant to the Code, or an option which does not qualify under such
Section 422 ("non-qualified option"), (b) to determine the number of shares subject to each option and SAR, (c) to determine the time or times at which options and SARs will be granted, (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in Section 6 of this Plan, (e) to determine the time or times when each option and SAR becomes exercisable and the duration of the exercise period, (f) to determine the form of payment in settlement of the exercise of SAR's; (g) to prescribe the form or forms of the instruments evidencing any options and SARs granted under this Plan (which forms shall be consistent with this Plan but need not be identical), (h) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan and (i) to construe and interpret this Plan, the rules and regulations and the instruments evidencing options and SARs granted under this Plan and to make all other determinations deemed necessary or advisable for the administration of this Plan.

  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

  3. Shares Available for Options. Subject to the provisions of Section 9 of this Plan, the aggregate number of shares of Capital Stock for which options and SARs may be granted under this Plan shall not exceed 1,500,000 shares.

  The shares to be delivered upon exercise of options or SARs under this Plan shall be made available, at the discretion of the Board of Directors of the Company (the "Board of Directors"), either from the authorized but unissued shares of Capital Stock of the Company or from shares of Capital Stock held by the Company as treasury shares, including shares purchased in the open market.

  If an option or SAR granted under this Plan shall expire or terminate unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of other options and SARs under this Plan.

  4. Eligibility. Options and SARs will be granted only to persons who are employees of the Company or of a subsidiary of the Company (as the term "subsidiary corporation" is defined by Section 424 of the Code). The term "employees" shall include officers as well as all other employees of the Company and its subsidiaries and shall include directors who are also employees of the Company or of a subsidiary of the Company. Neither the members of the Committee nor any member of the Board of Directors who is not an employee of the Company (or of a subsidiary of the Company) shall be eligible to receive an option or SAR under this Plan.

  In selecting the individuals to whom options and SARs shall be granted, as well as in determining the number of shares subject to and the type and terms and provisions of each option and SAR, the Committee shall weigh such factors as it shall deem relevant to accomplish the purpose of this Plan.

  An individual who has been granted an option or SAR may be granted an additional option or options or SAR(s) if the Committee shall so determine.

  No employee shall be eligible for the grant of any ISO under this Plan if, at the time the ISO is granted, such employee owns, or is considered under Section 424(d) of the Code, to own stock possessing more than 10% of the total combined voting power of all classes of stock either of the Company or of any parent or subsidiary thereof.

  The maximum number of shares with respect to which options and SAR's may be granted to any individual under this Plan in the aggregate during the term of this Plan shall be 500,000 shares. The aggregate fair market value (determined at the time an ISO is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all such plans of the employee's employer corporation and its parent and subsidiary corporations) shall not exceed that permitted by
Section 422(d) of the Code.

  5. Term of Options and SARs. The full term of each option and SAR granted hereunder shall be for such period as the Committee shall determine, but for not more than ten years from the date of granting thereof. Each option and SAR shall be subject to earlier termination as provided in Paragraphs (d) and (e) of Section 8.

  6. Option Price. The option price of each option shall not be less than 100% of the fair market value of the shares covered thereby at the time the option is granted and in no event less than the par value of the shares covered thereby.

  7. Non-transferability of Options and SARs. No option or SAR granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such option or SAR may be exercised during his lifetime only by him.

  8. Exercise of Options and SARs. (a) Each option and SAR granted under this Plan shall be exercisable on such date or dates and during such period within the full term thereof and with respect to such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such option or SAR.

  (b) If the Committee grants ISOs, the instruments evidencing such ISOs shall contain terms and provisions relating to exercise and otherwise which are designed to render them ISOs pursuant to Section 422 of the Code and the Income Tax Regulations thereunder, as the same or any successor statute or regulations may at the time be in effect.

  (c) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. Until such person has been issued a certificate or certificates for the shares so purchased, he shall possess no rights of a record holder with respect to any of such shares.

  (d) No option or SAR shall be affected by a change of duties or position of the optionee (including transfer to or from a subsidiary) so long as he continues to be an employee of the Company or one of its subsidiaries. If an optionee shall cease to be such an employee for any reason other than death, such option or SAR shall thereafter be exercisable only to the extent of the exercise rights, if any, which had accrued as of the date of such cessation, provided that (i) the Committee may provide in the instrument evidencing any option or SAR that the Committee may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued exercise rights shall be deemed to include additional shares covered by such option or SAR and (ii) upon any such cessation of employment, such remaining right to exercise shall in any event terminate upon the earlier of (A) the expiration of the full term of the option of SAR and (B) the expiration of three months from the date of such cessation of employment or such later expiration date, if any, as the Committee may in its sole discretion, either at the time of grant or at any time prior to exercise, establish (but not beyond the expiration date determined in (A)). The instruments evidencing options and SARs granted under this Plan may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in this Plan or in any option or SAR granted hereunder shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

  (e) Should an optionee die while in the employ of the Company or one of its subsidiaries, or after cessation of such employment, but prior to the termination of any option or SAR, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise such option or SAR theretofore granted such optionee may, in either case, exercise such option or SAR at any time prior to expiration of its full term or of one year from the date of death of the optionee, whichever is earlier, provided that any such exercise shall be limited to the exercise rights which had accrued as of the date when the optionee ceased to be such an employee, whether by death or otherwise; provided further, however, that the Committee may provide in the instrument evidencing any option or SAR that such option or SAR shall become exercisable immediately upon the death of the optionee with respect to all shares covered thereby.

  9. Adjustment Upon Changes In Capitalization. The instruments evidencing options and SARs granted hereunder shall contain such provisions as the Committee shall determine for adjustment of the number and classes of shares covered thereby, or of the option prices or Base Amounts (as defined in Section 10 of this Plan), or both, in the event of changes in the outstanding Capital Stock of the Company by reason of stock dividends, stock split-ups, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares or the like, of or by the Company. In the event of any such change, the aggregate number and classes of shares for which options and SARs may thereafter be granted under this Plan may be appropriately adjusted as determined by the Board of Directors so as to reflect such change.

  10. Stock Appreciation Rights.

  (a) General. SARs may be granted to such eligible employees under this Plan as may be selected by the Committee. The Committee shall determine whether a particular stock appreciation right granted under this Plan shall (i) relate to a previously granted non-qualified option, (ii) relate to a new non-qualified option or new ISO, or (iii) be independent of any option; provided, however, that a stock appreciation right may be granted in conjunction with an ISO only at the time the related ISO is granted and only to the extent that such stock appreciation right meets the requirements of Section 422 of the Code and the regulations thereunder. An SAR is the right to receive, upon exercise and without any payment to the Company, a number of shares of Common Stock of the Company and/or cash in an amount determined pursuant to paragraph (c) below. An SAR granted to an optionee may, but need not, relate to a specific stock option granted to that optionee under this Plan ("related option"). If the SAR relates to an option, it shall cover the same number of shares as are covered by the related option, or such lesser number as the Committee shall determine. Each SAR shall be adjusted to reflect any adjustments by reason of any stock splits, stock dividends, or other changes in capitalization in the manner described in
Section 9 hereof occurring after the effective date of the grant of such SAR. The decision of the Committee administering the Plan as to the method, amount and timing of any such adjustments shall be conclusive. In the case of an SAR which relates to an option, expiration or exercise of the related option shall automatically terminate the SAR to the extent of the number of shares covered by the SAR with respect to which the related option expired or was exercised (disregarding any shares covered by the related option in excess of those covered by the SAR). Exercise of an SAR which relates to an option shall automatically terminate the related option to the extent of the number of shares covered by the related option with respect to which the SAR was exercised.

  (b) Transferability and Exercise. An SAR granted to an optionee shall not be transferable and shall be exercisable only by the optionee to whom granted. An SAR which relates to an option shall be exercised, if at all, only during the period specified in Section 8 hereof applicable to the exercise of the related option. An SAR may be exercised only if the amount payable upon exercise of the SAR is greater than zero.

  (c) Payment. Upon exercise of an SAR, an optionee shall be entitled to payment in an amount equal to the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the "Base Amount", multiplied by the number of shares in respect of which the SAR shall have been exercised. For this purpose, the "Base Amount" shall mean (i) in the case of an SAR which relates to an option, the option price per share under the related option, and (ii) in the case of any other SAR, the amount specified by the Committee for this purpose at the time of grant, which amount shall not be less than 100% of the fair market value of a share of Common Stock of the Company on the date of grant nor less than the par value of such a share. Payment may be made in the discretion of the Committee in the form of (i) shares of Common Stock of the Company having a fair market value on the date of exercise equal to the amount payable, (ii) cash or (iii) a combination of shares and cash. The Committee shall determine the fair market value of the Company's stock on the date of exercise of an SAR, which determination shall be conclusive. In the case of an SAR which is related to an ISO, such determination shall be made in a manner consistent with Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. However, payments upon exercise of an SAR may be made in cash to an optionee subject to Section 16(b) of the Securities Exchange Act of 1934 only if such optionee exercises such SAR during a period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. Such payments shall be made within 20 days following the exercise of the SAR; provided, however, that the payment may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

  (d) Agreements. All grants of SARs under the Plan shall be evidenced by written agreements which, in the case of an SAR which relates to an option, may be appurtenant to or included in the related stock option agreement between the Company and the optionee. Such agreements shall contain such further terms and conditions on the grant, exercise and payment of SARs as the Committee shall prescribe and as are not inconsistent with the provisions of this Plan.

  11. Withholding. The Company and each subsidiary shall have the right to deduct from all amounts paid in cash upon exercise of an SAR any taxes required by law to be withheld therefrom. In the case of payments of SARs in the form of shares, or upon exercise of an option, the person exercising such option or SAR shall be required to pay the Company or its subsidiary the amount of any taxes required to be withheld with respect to such shares; in lieu thereof, the Company and each subsidiary shall have the right to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld. The Committee may from time to time establish procedures permitting optionees to elect stock withholding consistent with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission.

  12. Amendment, Suspension or Termination of Plan. The Board of Directors may at any time terminate or from time to time amend or suspend this Plan, provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in Section 9 hereof: (a) increase the aggregate number of shares as to which options and SARs may be granted under this Plan; (b) change the method of determining the minimum option exercise price; (c) increase the maximum period during which options or SARs may be exercised; (d) extend the effective period of this Plan, (e) materially increase the benefits accruing to optionees under this Plan, (f) permit the granting of options or SARs to members of the Committee, or (g) materially modify the requirements as to eligibility for participation in this Plan. No option or SAR may be granted during any suspension of this Plan or after this Plan has been terminated and no amendment, suspension or termination shall, without the optionee's consent, alter or impair any of the rights or obligations under any option or SAR theretofore granted to him under this Plan.

  13. Listing and Registration. The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of an option or SAR until completion of such stock exchange listing, or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate. On exercise of the option or SAR the optionee shall be required to make such representations and furnish such information as may in the opinion of counsel for the Company be appropriate to permit the Company, in the light of the then existence or non-existence of an effective Registration Statement under the Securities Act of 1933 with respect to such shares, to issue or transfer the shares in compliance with the provisions of that Act. In case of the non-existence of an effective Registration Statement under the Securities Act of 1933 with respect to such shares, restrictions may, in the discretion of the Company, be imposed on the transfer of shares and certificates therefor may be marked or stamped with a reference to such restrictions. Upon registration of the optioned shares of Common Stock with the Securities and Exchange Commission, such restrictions shall be inoperative and an optionee who was required pursuant to this subsection to make investment representations on shares optioned hereunder shall be released from such investment representations.

  14. Consideration for Grant of Options. Each participant, in consideration of the granting of an option hereunder, shall agree in writing to remain in the employ of the Company, or a subsidiary corporation, for a period of not less than one year.

  15. Effectiveness of the Plan. The Plan shall be subject to approval and ratification by the vote of the holders of a majority of the shares of stock of the Company present or represented at the meeting to which the Plan is submitted. Subject to such approval and ratification, the Plan is effective as of March 18, 1994. Options and SARs may be granted under the Plan prior to such approval and ratification, but each such option and SAR granted shall be subject to the approval and ratification of the Plan by the stockholders, and if the Plan shall not be so approved and ratified, all options and SARs granted shall be of no effect. The date of the grant of any option or SAR granted prior to such approval and ratification by the stockholders shall be determined for all purposes as if the option or SAR had not been subject to such approval and ratification. No option or SAR granted may be exercised prior to such approval and ratification. No options or SARs may be granted under this Plan subsequent to March 17, 2004.

                                                                       EXHIBIT B

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                              ARTICLE I. PURPOSES

  The purposes of The Great Atlantic & Pacific Tea Company, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Plan") are to attract and retain the services of knowledgeable non-employee Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and to provide an incentive for such Directors to increase their proprietary interests in the Company's long-term success and progress.

                     ARTICLE II. SHARES SUBJECT TO THE PLAN

  Subject to adjustment in accordance with Article VI hereof, the total number of shares of the company's common stock, par value $1.00 per share (the "Common Stock"), for which options may be granted under the Plan is 100,000 (the "Shares"). The Shares shall be presently authorized but unissued or subsequently acquired by the Company and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                    ARTICLE III. ADMINISTRATION OF THE PLAN

  The administrator of the Plan (the "Plan Administrator") shall be a committee appointed by the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

                     ARTICLE IV. PARTICIPATION IN THE PLAN

  Each member of the Board elected or appointed who is not otherwise an employee of the Company or any subsidiary (an "Eligible Director") shall receive the following option grants under the Plan:

1. INITIAL GRANTS.

  An initial grant (an "Initial Grant") of an option to purchase two thousand (2,000) Shares shall automatically be granted to:

  (a) Each Eligible Director immediately following adoption of the Plan by the Company's Board of Directors; and
  (b) Each person, if any, who first becomes an Eligible Director on or after July 12, 1994 on the date such person first becomes an Eligible Director.

  Each Initial Grant is subject to the approval of the Plan by the Company's stockholders.

2. ADDITIONAL GRANTS.

  Commencing with the Annual Meeting of Stockholders of the Company as specified in the company's By-Laws (the "Annual Meeting") in 1994, each Eligible Director shall automatically receive an additional grant (an "Additional Grant") of an option to purchase Shares on the day immediately following the date of each year's Annual Meeting.

  Each Additional Grant shall consist of an option to purchase two hundred
(200) Shares.

                            ARTICLE V. OPTION GRANTS

  Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.  OPTION AGREEMENT.

  Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.  VESTING AND EXERCISABILITY.

An option shall become exercisable in accordance with the following schedule and vested portions may be exercised in full at one time or in part from time to time:

                                                              PORTION OF GRANT
       PERIOD OF TIME FROM THE DATE THE OPTION IS GRANTED    THAT IS EXERCISABLE
       --------------------------------------------------    -------------------
      Until first subsequent annual meeting of shareholders
       after grant.........................................             0%
      Until second subsequent annual meeting of sharehold-
       ers after grant.....................................        33-1/3%
      Until third subsequent annual meeting of shareholders
       after grant.........................................        66-2/3%
      Thereafter...........................................           100%

  For the purposes of options granted at the time this Plan is adopted by the Board of Directors, the first subsequent annual meeting of shareholders shall be the meeting held in 1994.

3. OPTION EXERCISE PRICE.

  The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the closing price of the Common Stock on such date as reported in the NYSE-Composite Transactions or, if no Common Stock was traded on such date, on the next preceding date on which the Common Stock was so traded.

4. MANNER OF EXERCISE OF OPTION.

  Any option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, or
(ii) in shares of Common Stock already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise.

5. TERMS OF OPTIONS.

  Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

  (a) In the event of the death of an optionee during the optionee's service as a Director or within twelve (12) months of cessation of service as a Director, the options granted to the optionee shall be exercisable, and such options shall expire unless exercised within twelve (12) months after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Company, or if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

  (b) In the event an optionee shall cease to be a director as a result of resignation, declining to stand for re-election or removal without cause, each unexercised option held by such optionee shall automatically terminate twelve (12) months after the optionee ceases being a director; provided, however, in the event an optionee ceases being a director because the optionee was removed for cause, all options granted hereunder shall terminate immediately.

6.  TRANSFERABILITY.

  During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder, except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5(a) hereof). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.

7.  HOLDING PERIOD.

  Shares of Common Stock obtained upon the exercise of any option granted under the Plan may not be sold by persons subject to Section 16 of the Exchange Act until six months after the later of (i) the date the option was granted or (ii) the date on which the Plan was approved by the Company's Stockholders.

8.  PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER.

  Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

9.  LIMITATION AS TO DIRECTORSHIP.

  Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a Director for any period of time or at any particular rate of compensation.

10.  REGULATORY APPROVAL AND COMPLIANCE.

  The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of any option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                        ARTICLE VI. CAPITAL ADJUSTMENTS

  The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each outstanding option and the exercise price per Share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar events.

  In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                       ARTICLE VII. EXPENSES OF THE PLAN

  All cost and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to any optionee.

             ARTICLE VIII. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall be dated as of March 18, 1994 and shall be effective upon adoption by the Board so long as the Plan receives the approval of holders of a majority of the Company's Shares present and entitled to vote at the 1994 Annual Meeting of the Stockholders. The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the then outstanding terms of any options.

               ARTICLE IX. TERMINATION AND AMENDMENT OF THE PLAN

  The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no amendment may be made more than once every six (6) months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended or the rules and regulations promulgated thereunder, and provided, further, that if required to qualify the Plan under rule 16b-3, no amendment that would

  (a) materially increase the number of Shares that may be issued under the Plan,

  (b) materially modify the requirements as to eligibility for participation in the Plan, or

  (c) otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Company's stockholders.

                     ARTICLE X. COMPLIANCE WITH RULE 16B-3

  It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons for purposes of (i) administering other employee benefits plans of the Company and (ii) having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.


                                      B-4
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
PROXY-FOR THE ANNUAL MEETING-JULY 12, 1994
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

	The undersigned, having received the Notice of Meeting and Proxy Statement dated May 26, 1994, appoints JAMES WOOD, FRED CORRADO and PETER R. BROOKER, and each or any of them as Proxies, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., July 12, 1994, at the Park Ridge Marriott, 300 Brae Blvd., Park Ridge, New Jersey 07656, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

	The shares represented by this Proxy will be voted in the manner directed herein by the undersigned. If no direction is made, the Proxy will be voted "FOR" item (1) through item (4). All of said items being more fully described in the Notice of Meeting and the accompanying Proxy Statement. The undersigned ratifies and confirms all that said Proxies or their substitutes may lawfully do by virtue hereof.

(To be Signed on Reverse Side)



Please mark your
votes as in this
example


		FOR all nominees	WITHHELD
		listed at right 	AUTHORITY to
		(except as marked  	vote all nominees
		to the contrary 	listed below
		below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line):


(1) Election of Directors				Nominees:  R.
Baumeister, F. Corrado, C.F. Edley, C.W. E. Haub,
						H. Haub, B.B. Hauptfuhrer, P.C.
Nagel, Jr., E.C. Siess,
						 F. Teelen, H.W. Van Baalen, R.L.
Wetzel, Jr. J. Wood

(The Directors Favor a Vote "FOR")

					FOR	AGAINST	ABSTAIN

2. 	Election of Deloitte &  Touche
	as independend auditors

3.	Proposal for 1994 Stock
     	Option Plan

4. 	Proposal for 1994 Stock
       	Option Plan for Non-Employee
        	Directors

5.	To transact such other business
         	as may properly come before
         	the meeting or any adjournment
         	or adjournments thereof.

The Board of Diectors has fixed May 23, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment or adjournments thereof.

Whether or not you plan to attend the meeting, please complete and sign the accompanying proxy and return it promptly to the Company in the stamped return envelope enclosed for your use.

A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 26, 1994 accompanies this proxy statement.

SIGNATURE(S)									Date

NOTE:  Please date and sign exactly as name appears hereon.
Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.


CONFIDENTIAL VOTING INSTRUCTIONS
TO: BANKERS TRUST COMPANY, TRUSTEE UNDER THE GREAT ATLANTIC &
PACIFIC TEA COMPANY,
INC, EMPLOYEES' THRIFT PLAN


I hereby direct that the voting rights pertaining to shares of THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the company, to be held on July 12, 1994, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" items 1 through 4.

By my signature below I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the company dated
May 26, 1994, and a copy of the Annual Report.

PLEASE SIGN, DATE AND RETURN THIS FORM BEFORE July 2, 1994. As to any matters coming before the meeting for which no signed direction is received by the Trustee prior to July 2, 1994, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.





1.	Election of Directors
				PLEASE MARK YOUR CHOICE LIKE
						THIS IN DARK INK AND SIGN AND
									DATE BELOW

VOTE FOR ALL			WITHHOLD FROM
(except as marked to the		VOTING FOR ALL
contrary below)


		R. Baumeister		H. Haub			F. Teelen
		F. Corrado		B.B. Hauptfuhrer		H. W. Van
Baalen
		C. F. Edley		P. C. Nagel, Jr.		R. L.
Wetzel
		C. W. E. Haub		E. C. Siess		J. Wood


2.	Election of Deloitte & Touche	  FOR    AGAINST   ABSTAIN
                as independent auditors
	for the fiscal year ending
	February 25, 1995.  (The
	Directors favor a vote "FOR")

3.             Proposal for 1994 Stock	FOR   AGAINST   ABSTAIN
	Option Plan
	for the fiscal year ending
	February 25, 1995.  (The
	Directors favor a vote "FOR")

4.	Proposal for 1994 Stock           FOR   AGAINST   ABSTAIN
	Option Plan for Non-Employees
	Directors. (The Directors
	favor a vote "FOR")

The Board of Directors of the Company favor a vote "FOR" items
1,2,3 and 4

This form represents voting rights to
the following number of equivalent
shares of A&P Common Stock as of
May 23, 1994.
					SIGNATURE				DATE